                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since October 25, 2001, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
11-16-01                    400              .9900         Glen Ceiley
11-27-01                  5,100              .9800         Glen Ceiley
11-09-01                  2,853              .9500         Bisco
11-28-01                  6,000              .9400         Bisco
12-03-01                  2,600              .8600         Bisco
12-11-01                    360              .9000         Bisco
12-12-01                  1,200              .9000         Bisco
12-14-01                  2,500              .9100         Bisco
12-18-01                     60              .9100         Bisco
12-19-01                    200              .9300         Bisco
12-21-01                 11,400              .9867         Bisco

* Excluding commissions

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